As filed with the Securities and Exchange Commission on March 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ArriVent BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-3336099
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18 Campus Boulevard, Suite 100

Newtown Square, PA

(Address, including zip code, of registrant’s principal executive offices)

ArriVent BioPharma, Inc. 2024 Employee, Director and Consultant Equity Incentive Plan

(Full title of the plan)

Zhengbin (Bing) Yao, Ph.D.

President and Chief Executive Officer

ArriVent BioPharma, Inc.

18 Campus Boulevard, Suite 100

Newtown Square, PA 19073

Telephone: (628) 277-4836

(Name, address and telephone number, including area code, of agent for service)

Copies to:

John T. Rudy

Matthew T. Simpson

Nishant M. Dharia

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

(617) 542-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement registers an aggregate of 1,685,338 additional shares (the “Shares”) of common stock, par value $0.0001 per share, of ArriVent BioPharma, Inc. (the “Registrant”), reserved under the ArriVent BioPharma, Inc. 2024 Employee, Director and Consultant Equity Incentive Plan (the “2024 Plan”), representing an increase of 1,685,338 shares reserved under the 2024 Plan effective January 1, 2025 by operation of the 2024 Plan’s “evergreen” provision. This registration statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (File No. 333-276840) relating to an employee benefit plan is effective. The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on February 2, 2024 (File No. 333-276840) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation.	8-K	001-41929	3.1	January 30, 2024

4.2	Amended and Restated Bylaws.	8-K	001-41929	3.2	January 30, 2024

4.3	Specimen Common Stock Certificate.	S-1	333-276397	4.1	January 5, 2024

4.4	Amended and Restated Investors’ Rights Agreement, dated as of December 16, 2022.	S-1	333-276397	4.2	January 5, 2024

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1+	2024 Employee, Director and Consultant Equity Incentive Plan, form of stock option agreement and form of restricted stock agreement thereunder.	S-1/A	333-276397	10.3	January 22, 2024
107*	Filing Fee Table.

*	Filed herewith.
+	Denotes management compensation plan or contract.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newtown Square, Pennsylvania, on 3rd day of March, 2025.

ARRIVENT BIOPHARMA, INC.

By:	/s/ Zhengbin (Bing) Yao, Ph.D.
Zhengbin (Bing) Yao, Ph.D.
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Zhengbin (Bing) Yao, Ph.D. and Winston Kung, MBA, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Zhengbin (Bing) Yao, Ph.D.	Chairman, President and Chief Executive Officer
Zhengbin (Bing) Yao, Ph.D.	(Principal Executive Officer)	March 3, 2025

/s/ Winston Kung, MBA	Chief Financial Officer and Treasurer
Winston Kung, MBA	(Principal Financial Officer and Principal Accounting Officer)	March 3, 2025

/s/ Carl L. Gordon, Ph.D., CFA	Director	March 3, 2025
Carl L. Gordon, Ph.D., CFA

/s/ James Healy, M.D., Ph.D.	Director	March 3, 2025
James Healy, M.D., Ph.D.

/s/ John Hohneker, M.D.	Director	March 3, 2025
John Hohneker, M.D.

/s/ Stuart Lutzker, M.D., Ph.D.	President of Research and Development and Director	March 3, 2025
Stuart Lutzker, M.D., Ph.D.

/s/ Chris W. Nolet	Director	March 3, 2025
Chris W. Nolet

/s/ Kristine Peterson	Director	March 3, 2025
Kristine Peterson

3